Exhibit 5.3

Cleary Gottlieb Steen & Hamilton llp
ONE LIBERTY PLAZA
NEW YORK, NY 10006-1470
(212) 225-2000
FACSIMILE (212) 225-3999
WWW.CLEARYGOTTLIEB.COM
WASHINGTON, DC • PARIS • BRUSSELS
LONDON • MOSCOW • FRANKFURT • COLOGNE
ROME • MILAN • HONG KONG • BEIJING
MARK A. WALKER
LESLIE B. SAMUELS
EDWARD F. GREENE
ALLAN G. SPERLING
MAX GITTER
EVAN A. DAVIS
LAURENT ALPERT
VICTOR I. LEWKOW
LESLIE N. SILVERMAN
ROBERT L. TORTORIELLO
A. RICHARD SUSKO
LEE C. BUCHHEIT
JAMES M. PEASLEE
ALAN L. BELLER
THOMAS J. MOLONEY
WILLIAM F. GORIN
MICHAEL L. RYAN
ROBERT P. DAVIS
YARON Z. REICH
RICHARD S. LINCER
JAIME A. EL KOURY
STEVEN G. HOROWITZ
ANDREA G. PODOLSKY
JAMES A. DUNCAN
STEVEN M. LOEB
DANIEL S. STERNBERG
DONALD A. STERN
CRAIG B. BROD
SHELDON H. ALSTER
WANDA J. OLSON
MITCHELL A. LOWENTHAL
DEBORAH M. BUELL
EDWARD J. ROSEN
LAWRENCE B. FRIEDMAN
NICOLAS GRABAR
CHRISTOPHER E. AUSTIN
SETH GROSSHANDLER
WILLIAM A. GROLL
JANET L. FISHER
DAVID L. SUGERMAN
HOWARD S. ZELBO
DAVID E. BRODSKY
ARTHUR H. KOHN
RAYMOND B. CHECK
RICHARD J. COOPER
JEFFREY S. LEWIS
PAUL J. SHIM
YVETTE P. TEOFAN
STEVEN L. WILNER
ERIKA W. NIJENHUIS
LINDSEE P. GRANFIELD
ANDRES DE LA CRUZ
DAVID C. LOPEZ
CARMEN A. CORRALES
JAMES L. BROMLEY
PAUL E. GLOTZER
MICHAEL A. GERSTENZANG
LEWIS J. LIMAN
NEIL Q. WHORISKEY
JORGE U. JUANTORENA
MICHAEL D. WEINBERGER
DAVID LEINWAND
JEFFREY A. ROSENTHAL
ETHAN A. KLINGSBERG
MICHAEL D. DAYAN
CARMINE D. BOCCUZZI, JR.
JEFFREY D. KARPF
KIMBERLY BROWN BLACKLOW
ROBERT J. RAYMOND
DAVID I. GOTTLIEB
LEONARD C. JACOBY
SANDRA L. FLOW
DANA G. FLEISCHMAN
FRANCESCA L. ODELL
WILLIAM L. MCRAE
JASON FACTOR
MARGARET S. PEPONIS
LISA M. SCHWEITZER
KRISTOFER W. HESS
JUAN G. GIRÁLDEZ
DUANE MCLAUGHLIN
BREON S. PEACE
MEREDITH E. KOTLER
CHANTAL E. KORDULA
BENET J. O’REILLY
DAVID AMAN
ADAM E. FLEISHER
SEAN A. O’NEAL
GLENN P. MCGRORY
CHRISTOPHER P. MOORE
JOON H. KIM
resident partners
SANDRA M. ROCKS
ELLEN M. CREEDE
S. DOUGLAS BORISKY
JUDITH KASSEL
DAVID E. WEBB
PENELOPE L. CHRISTOPHOROU
BOAZ S. MORAG
MARY E. ALCOCK
GABRIEL J. MESA
DAVID H. HERRINGTON
HEIDE H. ILGENFRITZ
KATHLEEN M. EMBERGER
NANCY I. RUSKIN
WALLACE L. LARSON, JR.
JAMES D. SMALL
AVRAM E. LUFT
ELIZABETH LENAS
resident counsel

July 6, 2009
Vale S.A.
Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil
Vale Capital II
Harneys Services (Cayman) Limited
4th Floor, Genesis Building
13 Genesis Close, P.O. Box 10240
Grand Cayman, Cayman Islands, KY1-1002
Ladies and Gentlemen:
          We have acted as special United States counsel to Vale S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Vale”), and Vale Capital II, an exempted company incorporated with limited liability under the law of the Cayman Islands (“Vale Capital II”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, in one or more series, of debt securities of Vale Capital II guaranteed by Vale (the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued under an indenture (the “Indenture”) to be entered into among Vale Capital II, Vale and The Bank of New York Mellon, as trustee (the “Trustee”). Pursuant to the Indenture, Vale will unconditionally guarantee all of Vale Capital II’s obligations under the Securities (the “Guarantee”).
     We have reviewed the Registration Statement, including the form of the Indenture attached thereto as an exhibit, and we have reviewed originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Vale and Vale Capital II and such other instruments and other certificates of public officials, officers and representatives of Vale and Vale Capital II and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to

Vale S.A.
Vale Capital II, p. 2
factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     1. The Securities will be valid, binding and enforceable obligations of Vale Capital II, entitled to the benefits of the Indenture.
     2. The Guarantee will be a valid, binding and enforceable obligation of Vale, entitled to the benefits of the Indenture.
     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Vale or Vale Capital II, (a) we have assumed that each of Vale and Vale Capital II, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Vale or Vale Capital II regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indenture and the Securities), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
     In rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that each series of Securities will be issued with an original aggregate principal amount (or, in the case of any Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.
     We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the Indenture and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Vale or Vale Capital II, (iv) the Indenture will be duly authorized, executed and delivered by Vale Capital II, Vale and the Trustee at the time of the issuance of the Securities and will conform to the form thereof contained in the Registration Statement, (v) the Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) Vale Capital II will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and Vale Capital II and Vale will enter together with the Trustee into any necessary supplemental indenture relating to the Securities and will take any other appropriate additional corporate action, and (vii) certificates, if

Vale S.A.
Vale Capital II, p. 3
required, representing the Securities will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.
     We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.
     In addition, we note that (a) the enforceability in the United States of the waiver in Section 1.14 of the Indenture by each of Vale and Vale Capital II of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.14 of the Indenture of the U.S. federal courts located in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Indenture, the Securities and the Guarantee is (notwithstanding the waiver in Section 1.14) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.
     We express no opinion as to the enforceability of Section 10.8 of the Indenture providing for indemnification by Vale Capital II and Vale of the Trustee and the holders of Securities against any loss in obtaining the currency due to the Trustee or such holders of Securities from a court judgment in another currency.
     With respect to any Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.
     In addition, we note that the waiver of defenses relating to the Guarantee in Article 12 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).
     The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.
     We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Validity of the Securities” as counsel for Vale and Vale Capital II who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Nicolas Grabar

Nicolas Grabar, a Partner